UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

 Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 01, 2016

FUTUREWORLD CORP.
(Exact name of registrant as specified in charter)

Delaware	000-1273988	81-0562883
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

	10901 Roosevelt Blvd, Suite 1000c Saint Petersburg, Florida	33716
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (727) 474-1816

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 1.01 Entry into a Material Definitive Agreement

On February 26, 2016, Shareholder (hereafter referred to as “Selling Holder” or by name) of Building Turbines, Inc. which is a publicly filed Nevada Company (BLDW), entered into a purchase and exchange agreement with FutureWorld Corp. (hereafter referred to as “FWDG”) a Delaware Corporation and its partially owned subsidiary HempTech Corp., (hereafter referred to as “HTC”), a Delaware Corporation, to deliver to FutureWorld, and HempTech Shareholders, the certain share holdings of Building Turbines, Inc., as an exchange for such consideration as set forth in the agreement.

Consideration for the purchase and exchange agreement shall be as follows (collectively the “Consideration”):

a.	A purchase price paid for by the issuance of 62,500,950 shares of Common stock, par value $0.001, on the Closing Date (after recapitalization) to HempTech Corp shareholders. All such common shares shall be received of the BLDW common shares under the requisite restriction of Rule 144 of the Securities Act.

b.	In return for those shares of BLDW as designated, the BLDW selling holder, John Graham, shall receive, post-reverse division, an amount of common shares of the Corporation which will be equal to nine and nine tenths percent (9.9%) of the total outstanding common shares of the Corporation (“Exchanged Shares”) after such reverse division occurs and the initial post-reverse issuance occurs. The amount of shares to be initially issued shall for such 9.9% of the total outstanding common shares after the reverse division shall be 6,187,594 common shares.

The Company has agreed, subject to certain exceptions with respect to unsolicited proposals, not to initiate, facilitate, solicit, encourage (including, without limitation, by way of furnishing non-public information) or accept any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to result in, an “acquisition proposal” or engage in, continue or otherwise participate in any discussions, communications or negotiations regarding an acquisition proposal. The Company also has agreed that its Board of Directors shall not approve or recommend, or publicly propose to approve or recommend, to the Company's shareholders any acquisition proposal or approve, authorize or permit or allow the Company to enter into any agreement, arrangement or understanding with respect to any acquisition proposal or enter into any agreement, arrangement or understanding in principle requiring the Company to abandon, terminate, or fail to consummate the transactions contemplated by, or breach any of its obligations under, the Asset Purchase Agreement.

We expect to close the transaction by mid-March 2016. More information will be provided as to the completion of this agreement when available. This is our third spin-off so far and second in 2016. We are expecting more to follow.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FutureWorld Corp

/s/ Sam Talari

Sam Talari

Principal Executive Officer

Dated: March 01, 2016